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                                                                   Exhibit 23.13


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Amendment No. 1 of Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (File No. 333-40041) of our report (i) dated March 7, 1997 except for note 12 as to which the date is October 7, 1997 on our audit of the Financial Statements of SCP (Buttes), Inc., as of and for the year ended December 31, 1996.


                                                   /s/ Coopers & Lybrand, L.L.P.

Phoenix, Arizona

December 9, 1997